Exhibit 99.1

WHITESTONE REIT
1450 W. Sam Houston Parkway N., Suite 111 Houston, Texas 77043

WHITESTONE REIT INVESTORS VOTE OVERWHELMINGLY TO RETAIN DIRECTOR CHRISTOPHER MINTON

At Annual Meeting, CEO Chairman Mastandrea Invites Allen Hartman to Meet and Resolve Differences Amicably Without Further Costly Litigation

HOUSTON, TX June 5, 2007 - Shareholders of  Whitestone REIT voted at the annual meeting overwhelmingly to re-elect Christopher Minton as a trustee, giving the current REIT management a solid vote of confidence.

Approximately 55-to-60 investors attended the annual meeting held on May 31st at the Westchase Marriott in Houston.

Chairman and CEO James Mastandrea said, “I am heartened by the investor quorum for the annual meeting and the investor support demonstrated today for the Whitestone REIT strategic direction. I pledge to stay focused on the execution of Whitestone REIT’s strategic plan to grow the REIT profitably, enhance shareholder value and gain a listing on a national exchange.”

During the meeting, Chairman and CEO James Mastandrea repeatedly urged former CEO and Chairman Allen R. Hartman, in attendance as a shareholder, to meet with him and work out differences amicably without further costly litigation.

“We are hopeful that Mr. Hartman will take this opportunity to conclude our differences in a sensible manner without further litigation costs,” Mastandrea said.

ABOUT WHITESTONE REIT
Whitestone REIT owns and operates retail, office and office warehouse properties, 33 of which are in the Houston area, two office buildings in Dallas, and a retail plaza in San Antonio. For more information go to http://www.whitestonereit.com

Forward-Looking Statement:
This report includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements as to the future performance of the company. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development acceptance, and the impact of competitive services and pricing and general economic risks and uncertainties.

For more information, please contact:

James C. Mastandrea, Chairman, CEO
WHITESTONE REIT
713-827-9595

Dick Vaughan, Director of Marketing and Public Relations
WHITESTONE REIT
713-827-9595, EXT 3034

Phone (713) 827-9595 Fax (713) 465-8847 Toll Free (866) 789-7348
info@whitestonereit.com    www.whitestonereit.com